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                                                                      Exhibit 24


                                POWER OF ATTORNEY



         The undersigned Directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's Annual Report on Form 10-K for the fiscal year ended December 25, 1999, together with any and all subsequent amendments thereof in their capacity as Chairman of the Board and hereby ratify all that said attorney-in-fact may do by virtue thereof.

         DATED this 23rd day of February, 2000.







/s/Robert B.Daugherty                  /s/Charles D. Peebler, Jr.
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Robert B. Daugherty, Director          Charles D. Peebler, Jr.



/s/Charles M. Harper                   /s/Bruce Rohde
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Charles M. Harper, Director            Bruce Rohde

/s/John E. Jones                       /s/Walter Scott, Jr.
------------------------------         ------------------------------
John E. Jones, Director                Walter Scott, Jr., Director



 /s/Thomas F. Madison                  /s/Kenneth E. Stinson
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Thomas F. Madison, Director            Kenneth E. Stinson, Director